Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS SAYS BUSINESS REMAINS STABLE; COMPANY MANAGING COMMODITY PRICING FLUCTUATIONS WITH RISK MANAGEMENT PROGRAMS

RUTLAND, VERMONT (October 30, 2008) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported preliminary year-over-year revenue improvements for the first two months of its second quarter of fiscal year 2009 and reported that the company’s risk management programs are substantially mitigating commodity pricing impacts.

•                  Operating cash flows remain strong and the company’s senior secured credit facility maturing on April 28, 2010 provides substantial liquidity to meet operating needs;

•                  North eastern U.S. markets have strengthened over the last six months from the initial economic downturn first experienced during the summer of 2006;

•                  S-3 Registration Statement declared effective by SEC on October 28, 2008 is intended to renew and replace the existing Registration Statement, and the company does not currently have plans to issue securities under the existing or the renewed statement.

Revenues for the first two months of its second quarter of fiscal year 2009 were $106.0 million, a 7.6 percent increase compared to the same period last year. These year-over-year improvements were driven by positive landfill volumes and continued strength of its collection operations.  During October, the solid waste operations continued to perform well, while the recycling operations were slightly impacted by commodity pricing.

“Our preliminary results for August and September 2008 demonstrate the inherent operating strength and stability of our business,” John W. Casella, chairman and CEO of Casella Waste Systems, Inc., said.  “We are executing well against factors that we can control. Our efforts during the past 18 months to improve the efficiency of our business and enhance asset mix through the divesture of under-performing assets have positioned us to perform at a level of stability even in a weak economic environment.”

“Since the initial economic downturn over 2 years ago, the north eastern U.S. economy has stabilized substantially during the last 6 months,” Casella said.  “Casella’s financial results and operating metrics clearly demonstrate this stabilization in our integrated solid waste operations. While it is difficult to fully assess the negative economic impacts from the financial market uncertainty, the recession resistant qualities of our business allow us to perform on a stable and predictable basis.”

“Operating cash flows remain strong and we have a capital structure that provides confidence for all our stakeholders in this tenuous environment,” Casella said.  “Our next major debt maturity is the senior secured credit facility which matures on April 28, 2010. This credit facility provides the flexibility to meet our on-going operational needs and we expect to refinance the facility in the first or second quarter of calendar year 2009.”

The company generally meets its liquidity needs from operating cash flow and its senior credit facility.  As of September 30, 2008, the company had total availability of $136.4 million under the company’s senior credit facility, subject to covenant requirements.  The company does not have plans to issue securities under the existing or the renewed S-3 Registration Statement filed with the SEC on October 15, 2008 until market conditions are favorable.  The purpose of the filing is to renew and replace an existing Registration Statement set to expire on December 1, 2008.  No draw downs have been made against the existing Registration Statement.

Fiscal year outlook

The company said that its solid waste group continues to perform well in October, while the recycling group is facing negative pressures from softer commodity pricing.  The company’s commodity risk mitigation programs are effectively managing the majority of commodity pricing exposure during this volatile period.  The company seeks to limit its exposure to fluctuating commodity prices through the use of hedging agreements, floor price contracts, and long-term supply contracts with customers.

Average commodity pricing is currently down 24 percent from our first quarter of fiscal year 2009, and based on our present knowledge of the commodity markets we expect November commodity pricing to be down approximately 54 percent from our first quarter of fiscal year 2009.  Using these commodity pricing projections, the company estimates a $3.0 to $5.0 million negative impact to operating income for the last two quarters of our fiscal year 2009 (no impact is expected to depreciation and amortization).

Commodity Pricing Update

The company derives its recycling revenues from tipping or processing fees and from the sale of recyclable materials.  Tipping fees, which make up approximately 10 percent of total recycling revenues, are generally stable and do not vary with commodity pricing.  The company sells over 90 percent of its commodities to the domestic markets, reducing exposure to international market volatility and currencies.  By selling primarily to the domestic markets, the company has built solid long-term relationships with domestic mills and manufacturers.

Breaking down the company’s commodity stream further helps to demonstrate the specific tactics used to mitigate risk:

•                  Fibers (newspapers, cardboard, and mixed papers) make up approximately 66 to 68 percent of the company’s commodity revenue stream.  Approximately 50 percent of these materials are exposed to minimal commodity volatility because we purchase the materials based off an index price less a processing fee, and then resell the materials off the same index within a short period of time. In addition, the company is party to 29 commodity hedge contracts that manage pricing fluctuations on approximately 80 percent of its remaining OCC and ONP volumes.  These contracts expire between October 2008 and December 2011.  The company does not use commodity hedges for trading purposes.

•                  Aluminum makes up approximately 8 to 10 percent of the company’s commodity revenue stream.  The company sells the majority of its aluminum under fixed price contracts, with current contracts extending through April 2009.

•                  Plastics (PET and HDPE) make up approximately 19 to 21 percent of the company’s commodity revenue stream.  The company currently sells the majority of its plastics at spot market rates.  It has floor prices in place on most PET contracts and is working to add fixed price contracts to help manage plastic pricing fluctuations in the future.  There are no hedging instruments available for recovered plastics because, historically, recovered plastics are not highly correlated with market indices for virgin plastic resin sales prices.

•                  Ferrous metals make up approximately 3 to 4 percent of the company’s commodity revenue stream.  The company currently sells the majority of its ferrous metals at spot market rates.

The Company will release its full financial results for the second quarter of fiscal year 2009 after the stock market closes on December 3, 2008 and will host a conference call on December 4, 2008 at 10:00 a.m. ET; details of that investor call will be announced in late November.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.  For further information, contact Ned Coletta, director of investor relations at (802) 772-2239, or visit the Company’s website at http://www.casella.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: the impact of the current economic downturn may be longer or deeper than currently anticipated, commodity pricing may continue to be adversely affected by economic conditions; we may be unable to reduce costs or increase revenues sufficiently to achieve estimated EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control, poor weather conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2008. We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.